AGREEMENT


     This Agreement dated January 11, 2002 ("Agreement") is by and between, M&A West, Inc. ("M&A West"), and Vanderkam & Sanders ("Vanderkam").


                              W I T N E S S E T H:
                               - - - - - - - - - -


     WHEREAS,   Vanderkam   has  provided   legal   services  to  M&A  West  and
Venturelist.com, Inc., an M&A West subsidiary;

     WHEREAS, Vanderkam is owed money for legal services rendered to M&A West and Venturelist;

     WHEREAS, Vanderkam is going to assist M&A West in selling its controlling interest in Venturelist;

     WHEREAS, M&A West desires to compensate Vanderkam for assisting it in selling Venturelist;

     WHEREAS, the parties desire to set forth in writing the terms and conditions of their agreement and understanding concerning the compensation to Vanderkam; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the parties hereto agree as follows:

1. Consideration. In consideration for past legal services rendered to Venturelist and M&A West, M&A West agrees that Vanderkam shall be entitled to receive one half of the cash sales price of Venturelist after receiving $20,000 for past legal services rendered. For example, if Venturelist is sold for $150,000, Vanderkam would be entitled to receive $95,000. The parties agree that Venturelist will be sold for a minimum of $125,000 cash.

2.   Miscellaneous.

     (a) Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     (b) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, excluding any provision which would require the use of the laws of any other jurisdiction.

     (c) Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent or such party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                    M&A WEST, INC.

                                    By:  /s/ Pat R. Greene
                                       -----------------------------------------
                                        Pat R. Greene
                                        Chief Executive Officer


                                    /s/ Hank Vanderkam
                                    --------------------------------------------
                                    HANK VANDERKAM